UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 20, 2006

AirTran Holdings, Inc.

(Exact name of registrant as specified in its charter)

State of Incorporation: Nevada

Commission file number: 1-15991	I.R.S. Employer Identification No: 58-2189551

9955 AirTran Boulevard, Orlando, Florida 32827

(Address of principal executive offices) (Zip Code)

(407) 251-5600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material definitive Agreement.

The text set forth below under Item 2.03 is incorporated into this Item by this reference.

Item 2.03. Creation of a Direct Financing Obligation or an Obligation under an Off-Balance Sheet Agreement of a Registrant.

On February 14, 2006, AirTran Airways, Inc. (the “Company”), a wholly-owned subsidiary of AirTran Holdings, Inc., entered into a financing arrangement with Calyon New York Branch (the “Facility”). The Facility is intended to fund the Company’s acquisition of two Boeing model 737-700 aircraft (the “Aircraft”). The Aircraft are to be purchased by the Company under its July 2003 agreement with The Boeing Company for, among other things, the purchase of twenty-eight Boeing model 737 aircraft and options to acquire an additional fifty Boeing model 737 aircraft.

The Facility entitles the Company to make drawings thereunder in an aggregate amount up to $58 million and to use the proceeds from such drawings to fund a portion of the purchase price of the Aircraft on their respective delivery dates. The Company made the first drawing under the Facility on February 14, 2006 in connection with its acquisition of the first of the Aircraft subject to the Facility. The Company intends to make the second and final drawing under the Facility in connection with its acquisition of the second Aircraft subject to the Facility, which is currently scheduled to be delivered to the Company in March 2006.

Each loan made under the Facility will be secured by, among other things, the Aircraft to which such loan relates. In connection with the funding of each loan, the Company is to pay to the lender(s) making such loan customary commitment and related fees. Loans made under the Facility will accrue interest at a floating rate per annum over six-month LIBOR. Throughout the term of a loan, payments of principal and interest are due and payable every sixth calendar month following the delivery date of the Aircraft to which the loan relates. On each payment date after the delivery date of an Aircraft and through and including the twenty-third (23rd) payment date of the loan to which such Aircraft relates, the payments of principal to be made by the Company under such loan are to be in level amounts sufficient to reduce the original principal amount of such loan to an amount equal to $7,500,000. On the maturity date of a loan, the Company is to make an additional final principal payment in an amount equal to $7,500,000. A loan made under the Facility will mature on the twelfth (12th) anniversary of the delivery date of the Aircraft to which such loan relates.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AirTran Holdings, Inc.
(Registrant)

Date: February 20, 2006	/s/ Stanley J. Gadek
Stanley J. Gadek
Senior Vice President, Finance and Chief Financial Officer (Principal Accounting and Financial Officer)